                                AMENDMENT NO. 1
                                       TO
                          FUND PARTICIPATION AGREEMENT

     This AMENDMENT NO. 1 to the Fund Participation Agreement ("Agreement") is made as of the 1st day of July 2002, by and among the PBHG INSURANCE SERIES FUND ("Fund"), a Delaware business trust, PILGRIM, BAXTER & ASSOCIATES, LTD. ("Adviser"), a Delaware Corporation and MONY Life Insurance Company ("Life Company"), a life insurance company organized under the laws of New York.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Fund, the Adviser and the Life Company have entered into an Agreement dated January 1, 2002, relating to the purchase and sale of certain portfolios of the Fund; and

     WHEREAS, the Fund, the Adviser and the Life Company desire to amend the Agreement.

     NOW, THEREFORE, in consideration of the foregoing the parties hereby agree as follows:


     1. Appendix B of the Agreement is hereby deleted in its entirety and replaced with the Appendix B attached hereto.

     2.   All other provisions of the Agreement shall remain unchanged.

     IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Amendment No. 1 to the Agreement to be duly executed as of the date and year first above written.


                                          PBGH INSURANCE SERIES FUND

ATTEST: /s/ John M. Zerr                  By: /s/ Lee T. Cummings
       ------------------------------        -------------------------------
Name:  John M. Zerr                       Name:  Lee T. Cummings
Title: Vice President                     Title: Chief Financial Officer
       And Secretary


                                          PILGRIM BAXTER &
                                          ASSOCIATES, LTD.

ATTEST: /s/ John M. Zerr                  By: /s/ Eric C. Schneider
       ------------------------------        -------------------------------
Name:  John M. Zerr                       Name:  Eric C. Schneider
Title: Senior Vice President/             Title: Senior Vice President
       General Counsel                           Chief Financial Officer
       and Secretary


                                          MONY LIFE INSURANCE COMPANY

ATTEST: /s/ Haroula K. Ballas             By: Richard Connors
       ------------------------------        -------------------------------
Name:  Haroula K. Ballas                  Name:  Richard Connors
Title: Counsel                            Title: Senior Vice President

                                   Appendix B

Separate Accounts               Selected Accounts
-----------------               -----------------

MONY Variable Account L         Flexible Premium Variable Universal Life
Established 11/28/90            (MONY Variable Universal Life)

                                Flexible Premium Variable Universal
                                (MONY Variable Universal Life-Accumulation)*

                                Last Survivor Flexible Premium Variable
                                Universal Life Policy
                                (MONY Survivorship Variable Universal Life)

MONY Variable Account A         Flexible Payment Variable Annuity
Established 11/28/90            (MONY Variable Annuity)

                                Flexible Payment Variable Annuity
                                (MONY C Variable Annuity)**

                                Flexible Payment Variable Annuity
                                (MONY L Variable Annuity)**


* Expected launch date: January 2003
** Expected launch date October 15, 2002